UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2005

                                 SEMINIS, INC.
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             (Exact name of registrant as specified in its charter)

   Delaware                        000-26519                     36-0769130
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(State or other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
 incorporation)

2700 Camino del Sol, Oxnard, California                          22209
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(Address of principal executive offices)                       (Zip Code)

       Registrant's telephone number, including area code: (805) 647-1572

                                 Not Applicable
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         MERGER AGREEMENT

         On January 24, 2005, Seminis Inc. ("Seminis") and Fox Paine & Company, LLC ("Fox Paine") announced that Seminis entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and among Monsanto Company ("Monsanto"), Monsanto Sub, Inc. ("Merger Sub"), a wholly owned subsidiary of Monsanto, and Seminis, dated as of January 22, 2005, pursuant to which Monsanto would acquire Seminis for approximately $1.4 billion in cash and assumed debt, subject to the contingent value right payment described below.

         As of the effective time of the merger, outstanding shares of common stock of Seminis will be converted into the right to receive $10.52 per share. Outstanding options, restricted stock units, co-investment rights and warrants will be converted into the right to receive an amount in cash equal to the common stock cash price per share for the number of shares into which they are convertible, less their conversion price, if any.

          Marinet Investments, LLC, a current holder of co-investment rights in Seminis which are being terminated upon the consummation of the merger, may elect prior to closing to reduce the merger consideration it would otherwise be entitled to receive by $50 million in exchange for a performance based contingent value right to receive up to $125 million based on the achievement of certain cumulative net sales targets over the thirty-six month period ending September 30, 2007.

         As contemplated by the Merger Agreement, each holder of Seminis common stock and warrants entered into a support agreement agreeing, among other things, to vote in favor of approval of the Merger Agreement and the merger. The holders of Seminis common stock approved the Merger Agreement by written consent on January 22, 2005.

         The Merger Agreement is subject to customary terms and conditions, including regulatory approvals. The transaction is expected to be completed during the first half of 2005. The Merger Agreement and the press release announcing the Merger Agreement are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference as if restated in full. The description of the Merger Agreement contained herein is qualified in its entirety by reference to the Merger Agreement. There can be no assurance that the transactions contemplated by the Merger Agreement will be consummated.

         EMPLOYMENT AGREEMENTS

         In connection with the Merger Agreement, on January 22, 2005, Bruno Ferrari Garcia de Alba, Jose Manuel Madero Garza, Gaspar Alvarez, C. Edward Green, and Gerard Renou (each, an "Executive") entered into amended employment agreements with Seminis (each an "Employment Agreement" and collectively, the "Employment Agreements"). The Employment Agreements become effective only upon the consummation of the merger.

         The Employment Agreement for Mr. Ferrari provides that he will serve as the Chief Executive Officer of Seminis at his current level of base compensation ($728,750) and at his current target bonus levels. The other Employment Agreements provide for the continued employment of Messrs. Alvarez, Madero, Green and Renou in their current positions with Seminis, as Vice President, Finance and Worldwide Corporate Controller, Vice President, Supply - Delivery Chain, Senior Vice President, Research and Development, and Vice President, Value Capture, respectively, at their current levels of base compensation ($286,108, $248,400, $339,661, and (euro)234,600, respectively) and at their current target bonus levels.

         In December 2004 and January 2005, the employment agreements for Messrs. Ferrari, Alvarez, Madero and Green were revised to provide that the failure of Seminis to renew the employment agreement following its termination date entitles the Executive to severance payments, unless the Executive gives written notice of his intention not to renew. The Employment Agreements for Messrs. Ferrari, Alvarez, Madero and Green contain the same provision.

         In addition, the Employment Agreements for Messrs. Ferrari, Alvarez, Madero and Green provide for (i) a lump sum payment equivalent to the five year value of existing perquisites that are not continued under the Employment Agreements, (ii) participation in the Monsanto Company Long-Term Incentive Plan and (iii) a retention bonus (in an amount based on the Executive's salary and annual bonus amounts) based upon achievement of cumulative consolidated net sales targets. The Employment Agreement for Mr. Renou provides for participation in the Monsanto Company Long-Term Incentive Plan.

         Under the Employment Agreements, the employees are restricted from revealing confidential information of Seminis and, for 24 months following termination of employment during the term for any reason, the employees may not solicit for employment any employees of Seminis and may not compete with Seminis.

         SEPARATION AGREEMENTS

         In connection with the Merger Agreement, on January 22, 2005, Alfonso Romo, Chairman of the Board of Directors, President and Chief Executive Officer; Bernardo Jimenez, a Director, Executive Vice President and Chief Financial Officer; and Mateo Mazal, Senior Vice President, Human Resources and Information Technology entered into separation agreements with Seminis and SVS Mexicana, S.A. de C.V., a subsidiary of Seminis (each a "Separation Agreement" and, collectively, the "Separation Agreements"). The Separation Agreements become effective only upon the consummation of the merger.

         The Separation Agreements provide that Messrs. Romo, Jimenez and Mazal will receive (i) as severance pay, lump sum cash payments of $10,400,000, $3,332,131 and $2,058,630, respectively, and (ii) continued coverage under employee medical plans for a period of up to five years, three years and three years, respectively.

         In addition, the Separation Agreements for Messrs. Jimenez and Mazal provide for a consulting arrangement with SVS Mexicana, S.A. de C.V. for a period of fifteen months following the consummation of the merger, pursuant to which Messrs. Jimenez and Mazal will receive $500,000 and $300,000, respectively.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

       (c) Exhibits.

         99.1     Merger Agreement, dated January 22, 2005*

         99.2 Seminis Inc. Press Release, dated January 24, 2005 (announcing entering into an acquisition agreement with Monsanto Company)









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*  Schedules and similar attachments to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              SEMINIS, INC.
Date:  January 27, 2005                       By:   /s/ Gaspar Alvarez Martinez
                                                    ----------------------------
                                              Name:     Gaspar Alvarez Martinez
                                              Title:    Vice President, Finance
                                                        and Worldwide Corporate
                                                        Comptroller



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                                  EXHIBIT INDEX



         99.1     Merger Agreement, dated January 22, 2005

         99.2 Seminis, Inc. Press Release, dated January 24, 2005 (announcing entering into an acquisition agreement with Monsanto Company)